Exhibit 23j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The PMFM Investment Trust (comprising the PMFM Managed Portfolio Trust (formerly PMFM ETF Portfolio Trust), PMFM Core Advantage Portfolio Trust (formerly MurphyMorris ETF Fund), PMFM Tactical Preservation Portfolio Trust (formerly PMFM Moderate Portfolio Trust):

We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement Nos. 333-103714 and 811-21317 on Form N-1A of our reports dated July 19, 2004, appearing in the May 31, 2004 Annual Reports to Shareholders of PMFM Managed Portfolio Trust (formerly PMFM ETF Portfolio Trust), PMFM Tactical Preservation Portfolio Trust (formerly PMFM Moderate Portfolio Trust) and MurphyMorris ETF Fund (predecessor to PMFM Core Advantage Portfolio Trust), which are incorporated by reference in the Statement of Additional Information, which is incorporated by reference within such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
June 22, 2005